EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of E2open, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 11, 2013.

SEAGATE TECHNOLOGY LLC

By:	/s/ Patrick J. O’Malley
Name: Patrick J. O’Malley
Title: Executive Vice President and Chief Financial Officer

SEAGATE TECHNOLOGY (US) HOLDINGS, INC.

By:	/s/ Patrick J. O’Malley
Name: Patrick J. O’Malley
Title: Executive Vice President and Chief Financial Officer

SEAGATE HDD CAYMAN

By:	/s/ Patrick J. O’Malley
Name: Patrick J. O’Malley
Title: Executive Vice President and Chief Financial Officer

SEAGATE TECHNOLOGY HDD HOLDINGS

By:	/s/ Patrick J. O’Malley
Name: Patrick J. O’Malley
Title: Executive Vice President and Chief Financial Officer

99.1-1

SEAGATE TECHNOLOGY

By:	/s/ Patrick J. O’Malley
Name: Patrick J. O’Malley
Title: Executive Vice President and Chief Financial Officer

SEAGATE TECHNOLOGY PLC

By:	/s/ Patrick J. O’Malley
Name: Patrick J. O’Malley
Title: Executive Vice President and Chief Financial Officer

99.1-2